Press Release                               Source: Pegasus Wireless Corporation

Pegasus Wireless Corporation Signs Letter of Intent to Acquire Product Line from maccontrol, LLC, a Miami-based Home Entertainment Control Innovator

FREMONT, Calif.--(BUSINESS WIRE)--March 10, 2006--Pegasus Wireless Corporation (OTCBB: PGWC - News), a leading provider of advanced wireless solutions, announced today that they have signed a letter of intent to acquire an innovative product line from maccontrol, LLC, a company that deals specifically with the current focus of Pegasus' business: bridging the gap between the home entertainment system and the home computer system by utilizing wireless technology. The maccontrol, LLC produce line features a connecter and a remote control. These devices provide customers with the option to wirelessly link the components of their home entertainment and computer systems together through the connector, which then feeds the information to the remote. The remote can access any component (such as the TV, DVD player, or the contents of a computer) that is linked to the connecter(s) from anywhere in the home. All of this is configured with the easiest setup process in the industry, making it incredibly user-friendly.

Jasper Knabb, President of Pegasus Wireless Corporation, commented on the proposed acquisition by saying, "This is an extremely exciting way for Pegasus to begin branching out into the retail market. The ways that our streaming audio and video technologies can complement this already advanced system will allow our customers to control and manage content delivery within their homes like never before." This acquisition will be the fourth for Pegasus in a one-year period, but the first that will couple another company's product with Pegasus' patented technology. This endeavor further solidifies the Company as the dominant force in an industry with ever-increasing demand. Knabb went on to say, "Maccontrol is extremely in tune with what we at Pegasus are looking to accomplish with this technology, which is the motivation for us to seek out their product line for this particular venture."

ABOUT PEGASUS WIRELESS CORPORATION
Pegasus Wireless Corporation is a leading provider of advanced wireless solutions. Founded in 1993, Pegasus creates hardware and software solutions for broadband wireless networking and Internet access applications. Pegasus' patented 802.11 technology is the platform for Wi-Fi technology, and the company offers cutting edge wireless products used in computer networking, industrial data transmission, and multimedia applications. Pegasus pioneered the industry's first driver-less, truly plug-and-play wireless Ethernet bridge, and the company's  wireless  networking  products  allow a higher user capacity per base station as compared to the competition. These products also offer advanced security, easy true plug-n-play installation, dynamic load balance, non-interrupting real-time roaming connectivity, e.g. VOIP, and fail-safe, self-healing mesh networking capability. Pegasus Wireless Corporation can be contacted at 800-770-6698 or by visiting their website at www.pegasuswirelesscorp.com.

NOTES ABOUT FORWARD-LOOKING STATEMENTS
Statements contained in this release, which are not historical facts, may be considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment.

We caution the reader that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to,
(i) our ability to complete successful acquisitions of complementary companies, products and technologies; (ii) our ability to attract and retain customers; and
(iii) our ability to gain market share. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Pegasus Wireless will be realized, or if substantially realized, that they will have the expected consequences to or effects on Pegasus Wireless or its business or operations.

Contact:
Pegasus Wireless Corporation
Jasper Knabb, 800-770-6698 or 510-490-8288 ext. 202
ir@pegasuswirelesscorp.com
Source: Pegasus Wireless Corporation